THIS LEASE AGREEMENT, made as of July 1, 1988, among ANNETTE FOX, LAKE POLAN, III, MARILYN JABLO, ROSILYN ROSS and LOIS ANNE POLAN, doing business as VALOP REALTY COMPANY, a partnership, hereinafter referred to as "Lessors", and INTERNATIONAL SPIKE, INC., a corporation created and existing under the laws of the Commonwealth of Kentucky, hereinafter referred to as "Lessee".

     WITNESSETH that for and in consideration of the rentals herein reserved and to be paid by Lessee to Lessors, and of the covenants and agreements herein contained and to be kept and performed by Lessee, Lessors do hereby lease and demise unto Lessee, for a term of ten years, beginning on the 1st day of July, 1988, and ending at midnight on June 30, 1998, all that certain piece or parcel of real estate situated in Paris, Bourbon County, Kentucky, as described in Exhibit A which is attached hereto and made a part hereof, together with all of the appurtenances thereto and the improvements thereon, but subject to the exceptions set forth in Exhibit 3, which is attached hereto and made a part hereof. The premises herein leased and demised are hereinafter sometimes referred to as the "demised premises."

     Lessee in consideration of said lease and demise, hereby accept the lease of the demised premises from Lessors for the term and period aforesaid upon the following covenants, agreements, term and conditions:

     I. RENTAL

     Lessee covenants and agrees to pay to Lessors for the demised premises as rent reserved under contract the sum of $1,200,000.00, payable in equal monthly installments of $10,000.00 each, beginning on the 1st day of July, 1988.

     II. POSSESSION

     Lessee has the right to quietly enjoy possession of the demised premises, subject to the terms and conditions contained herein.

     III. REPAIRS

     Lessee covenants and agrees that it will, at its own cost and expense, keep the demised premises, including the building to be constructed by Lessors upon the demised premises, in good repair at all times throughout the term of this lease and return the same in such good repair and condition to Lessors at the termination of this lease, reasonable wear and use excepted, and in no event shall any damage to said premises or lack of repair impose any burden upon Lessors whatsoever or affect or diminish the obligations of Lessee to pay the rental herein provided for and to keep and perform the covenants herein contained and to be kept and performed by Lessee. It is expressly provided, however, that in the event the demised premises shall be damaged or destroyed by fire or other casualty, the provisions of this article shall not apply but the provisions of Article XI hereof shall control. Beyond Lessee's hereinabove described duty to keep the demised premises in good repair. The Lessor shall make all repairs, changes, alterations, and additions which may be required by an laws, ordinances, orders, or regulations of any public authorities having jurisdiction over the leased property, except that the Lessee shall make all such repairs, changes, alterations and additions required because of any use made of the demised premises by Lessee peculiar to the use of Lessee.

     IV. ALTERATIONS

     (a) Lessors agree that at any time during the term of this lease, if Lessee is not in default of its obligations under this lease, Lessee shall have the right to make any and all improvements or alterations to the demised premises which it shall consider advisable; provided, however, that no such alterations shall lessen the value or weaken the structural integrity of the improvements now located upon the demised premises.

     (b) Before making any improvements or alterations, Lessee agrees that it will first submit to Lessors the plans and specifications covering the construction details of such proposed improvements or alterations, to the end that Lessors can determine and advise Lessee as to whether such improvements or alterations will lessen the value or weaken the structural integrity of the improvements now located upon the demised premises. Lessors shall notify Lessee in writing of their approval or disapproval of the proposed improvements or alterations within thirty (30) days from the date of receipt by them of the plans and specifications. In the event Lessors should disapprove of any such proposed improvements or alterations, the parties hereto shall jointly endeavor to agree on acceptable plans and specifications, and if the parties cannot agree within sixty (60) days following the receipt by Lessee of Lessor's written disapproval, the Lessee may submit the matter to arbitration before the American Arbitration Association and the decision of such arbitration shall be, and is hereby deemed to be, a condition precedent to litigation by either party.

     (c) In the event Lessee shall make any such improvements or alterations, it shall before undertaking such work, indemnify and [sic] laborer's liens with respect to the construction of such improvements and alterations by obtaining, at its own cost and expense, and delivering to Lessors a good and appropriate surety bond in a penal amount of not less than the anticipated construction cost.

     (d) All such alterations or improvements made by Lessee to the demised premises under the provisions of this article shall become a part of the realty and belong to Lessors, subject only to the terms of this lease, and Lessee shall not have the right to remove the same; provided, however, Lessee may at any time prior to or upon the termination of this lease remove from the demised premises all materials, machinery, equipment, and property used in its business conducted by Lessee thereon.

     V. USE OF PREMISES

     Lessee covenants and agrees that it will use the demised premises solely for the purposes of conducting a manufacturing operation and in conjunction therewith to make sales of manufactured products from the demised premises and to engage generally in other types of business normally associated with a manufacturing operation, including, but not limited to, warehousing. Lessee further covenants and agrees that it will not use said premises or any part thereof in an unlawful manner or for an unlawful purpose and that it will comply with all federal, state, and municipal laws, ordinances, and regulations with respect to said premises and the use thereof, and will save harmless Lessors from any penalty, damage, or charge imposed or incurred by the violation of any such law, ordinance, or regulation, whether occasioned by lessee or any agent, tenant, contractor or other person then [sic] authority to enter into this lease for the term herein granted and that the leased property may be used by lessee during the entire term for the purposes above set forth.

     VI. RIGHT OF INSPECTION

     Lessors, by and through their agent or agents, shall at all reasonable times during the term of this lease have the right to enter upon and inspect the demised premises for the purposes of determining whether or not the covenants, agreements, and obligations by Lessee herein made are being faithfully performed.

     VII. INSURANCE

     Lessee shall keep the improvements located upon the demised premises insured throughout the term of this lease against the following:

     1. Loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance from time to time available, in an amount not less than $650,000.00 which amount may be either increased or decreased upon sixty (60) days' written notice to Lessee from time to time to reflect an appraisal of the demised premises and all improvements thereon to be made by Industrial Appraisal Company or such other recognized appraisal company at the sole cost and expense of Lessors. Any appraisal made pursuant to this paragraph shall be made solely for the purposes of establishing the value of the demised premises and all improvements thereon for purposes of insurance. If Lessee takes exception to any said appraisal made on behalf of Lessors, and the parties cannot agree within thirty [sic] Lessee shall submit the matter to arbitration before the American Arbitration Association, and the decision of such arbitration shall be binding upon the parties.

     2. Loss or damage by explosion of steam boilers or other similar apparatus now or hereafter installed in any building located upon the demised premises in such limits with respect to any one accident as may be reasonably requested from time to time by Lessors.

     Policies of insurance required to be maintained by Lessee as hereinabove provided shall be payable in the event of loss to Lessees and to Lessors, as their interests may appear or, if requested by Lessors, to Lessees, Lessors and their mortgagees as their interests may appear under a standard mortgage clause. All insurance required to be maintained by Lessee shall be effected under enforceable policies issued by insurers of recognized responsibility licensed to do business in the Commonwealth of Kentucky. At least thirty (30) days prior to the expiration of any policy of insurance Lessee is obligated to carry under this lease, Lessee shall furnish a binder to Lessors renewing each such policy. Each policy and/or binder shall provide for at least fifteen (15) days' notice to Lessors of any change or cancellation thereof. Lessee shall promptly deliver to Lessors a certification from the insurance carrier evidencing the renewal of the policy and the payment of premium.

     Notwithstanding any provision to the contrary herein, the Lessee may insure its interest in the leasehold improvements installed on the premises by the Lessee, and the Lessors shall have no claim for the proceeds of insurance payable to the Lessee for loss or damage sustained thereto.

     VIII. TAXES AND ASSESSMENT

     Lessee agrees to pay all state, county, municipal and school district taxes and all other assessments of any kind or character assessed against the demised premises with respect to all of the years of its tenancy as called for herein.

     Lessee covenants that it will, throughout the term of this lease, pay for all water, heating and gas, natural or artificial, electricity for all purposes, and every other service, commodity supplied to Lessee or used upon or in connection with the demised premises. During the final year of this lease taxes will be prorated.

     IX. DAMAGE OF DESTRUCTION OF PREMISES
         BY FIRE OR OTHER CASUALTY

     If, at any time during the term of this lease, the improvements upon the demised premises should be damaged or destroyed by fire or other casualty to an extent that the cost of rebuilding or repairing the same would be an amount in excess of fifty percent or more of the insurable value of such improvements at the time of such fire or other casualty, then either Lessors or Lessee shall have the right to cancel this lease by giving to the other five (5) days written notice thereof within thirty (30) days after the date of any such damage or destruction. If such right shall be exercised by either Lessors or Lessee, this lease shall terminate on the date specified in such notice, and all taxes, rents, and other charges shall be prorated and paid to the date specified in such notice of termination. If such right shall not be exercised by either Lessors or Lessee, this lease shall continue and Lessors shall, at their own expense, proceed promptly to rebuild. In the event the improvements upon the demised premises should be damaged by fire or other casualty at any time during the term of this lease, but not to the extent hereinabove in this article provided, Lessors shall forthwith, at their own expense, repair, replace and rebuild improvements.

     If any damage resulting from fire or other casualty shall be so extensive as to interfere with the conduct of Lessee's business upon he demised premises, there shall be a just and proportionate abatement of the rent until such time as such damage shall have been repaired. [sic] carriers, hereby waive any claim or subrogation agist Lessee arising as a result of any loss to the improvements upon the demised premises covered by a standard insurance policy or policies and arising by reason of fire or other casualty.

     X. INDEMNITY

     Lessee shall save harmless and indemnify Lessors from and against all loss, cost and expense, including attorneys fees, arising in any manner or under any circumstances through the exercise of any rights conferred hereby, including personal injuries sustained on the premises covered by this lease or on the sidewalks or alleys adjacent thereto. For the further protection of Lessors, Lessee covenants and agrees that, throughout the term of this lease, it will, at its sole expense, carry public liability insurance on the demised premises with a proper endorsement naming Lessors as additional insureds thereunder, which insurance shall be for no less than $500,000.00 for injury or death to any one person, $1,000,000.00 for any one occurrence and $100,000.00 for property damage. Lessee shall furnish to Lessors a certificate evidencing the above insurance.

     XI. WAIVER OF BREACH

     Each of the parties hereto covenants that any waiver by the other party of the keeping or performance of any covenant, agreement, or undertaking to be kept or performed in the manner and at the time herein provided shall not be construed as a waiver of any subsequent breach or failure to keep or perform that or any other covenant, agreement, or undertaking to be kept or performed, and any indulgence by the other party in enforcing or failing to enforce to tak advantage of any remedy herein provided for or to which it may be entitled at any time shall enforce the same at any other time.

     XII. QUIET POSSESSION

     Lessors covenant that, subject to the right of forfeiture and re-entry as hereinabove provided int he event of Lessee's failure to pay all rental and perform all covenants and agreements as herein set forth, Lessee shall have quiet possession of the demised premises during the term of this lease.

     XIII. FORFEITURE ON DEFAULT

     Lessee covenants that if at any time default should be made in the payment of any one or more of the payments of rental or in the payment of any other sum due under the terms hereof when and as such rentals or other sums shall be due and payable as herein provided and such default should continue for a period of ten days after written notice thereof by registered mail shall have been given Less by Lessors, or if Lessee should fail to keep or be guilty of breach of any one or more of the covenants or agreement by it herein made other than for the payment of rent or other sums of money as herein provided, and such failure or breach should continue for a period of thirty days after written notice by registered mail shall have been given to Lessee of such breach, or if Lessee should be adjudged a bankrupt or, because of Lessee' insolvency, a receiver should be appointed to take charge of its property or affairs and said receiver should not be discharged within four months, then, in any of these events, this lease shall, at the option of Lessors, become and be forthwith forfeited and terminated, and Lessors shall have the right at any time afterwards, without further notice or demand of any character whatsoever, to re-enter into or upon the demised premises or a part thereof in the name of the whole and repossess and enjoy the same as of their former estate.

     XIV. CONDEMNATION

     If the whole of the demised premises should be taken for public or quasi-public use by any public authority under the power of eminent domain or by private purchase in lieu thereof, then this lease shall automatically terminate as of the date that title shall be taken. In the event of such termination, Lessee shall be entitled to be paid by Lessors from the condemnation award an amount equal to the unamortized cost to Lessee of all leasehold improvements made by it during the term of this lease. The phrase "unamortized cost" as used herein shall mean the cost of such improvements during the period beginning on the date of the completion of such improvements and ending on the date of the taking computed in accordance with the method adopted by the Lessee for purposes of federal income taxes and evidenced by its federal income tax returns. No other claim shall be made by Lessee against Lessors with respect to any condemnation proceedings other than the claim herein specifically mentioned, it being the intention of the parties that all proceeds of condemnation, except the aforesaid claim of Lessee, shall be retained by Lessors.

     XV. ASSIGNMENT OR SUBLETTING

     This lease shall not be assigned or sublet by Lessee without the express written consent of Lessors, which consent shall not be unreasonably withheld.

     XVI. NOTICES

     Any notice which either Lessors or Lessee may desire to serve upon the other party may be served by mailing such notice by registered mail addressed as follows:

     To Lessors at P.O. Box 1700, Huntington, West Virginia 25717.

     All rents and other payments to be made hereunder shall be made to Lessors at the above address.

     Either party may change its mailing address by giving written notice of such change of address to the party by registered mail.

     IN WITNESS WHEREOF, Lessors have each hereunto set their hand and seal, Lessee has caused its corporate name to be hereunto signed and its corporate seal to be hereunto affixed by its proper officer thereunto duly authorized, and Optionees have each hereunto set their hand and seal, all as the day and date first above written.



                                            /s/ ANNETTE FOX               (SEAL)
                                            -----------------------------
                                            ANNETTE FOX



                                            /s/ LAKE POLAN, III           (SEAL)
                                            -----------------------------
                                            LAKE POLAN, III

                                            /s/ MARILYN JABLO             (SEAL)
                                            -----------------------------
                                            MARILYN JABLO



                                            /s/ ROSILYN ROSS              (SEAL)
                                            -----------------------------
                                            ROSILYN ROSS



                                            /s/ LOIS ANNE POLAN           (SEAL)
                                            -----------------------------
                                            LOIS ANNE POLAN

                                            INTERNATIONAL SPIKE, INC.



(Corporate Seal)                            By /s/ JAMES R. MILLS         (SEAL)
                                               --------------------------
                                               Its Chief Operating Officer

This instrument prepared by:


_______________________________
Eugene R. Hoyer

HOYER, HOYER & SMITH
  Capitol Street
Charleston, WV 25501

                                   EXHIBIT "A"

                             CECIL C. HARP ENGINEERS
                                180 Market Street
                               Lexington, Kentucky
                                      40507

                                    --------
                                    Telephone


                                November 30, 1973



                         LEGGETT AND MYERS INCORPORATED
                         ON 17TH STREET, HANSLEY STREET,
                 NORTH CLIFTON STREET EXTENDED AND BRENT STREET
                       IN PARIS, BOURBON COUNTY, KENTUCKY


All that tract or parcel of land situated in Paris, Bourbon County, Kentucky and more fully described and bounded as follows, to-wit:

          Beginning at a point in the southeast extremity of 17th Street, said point being marked by an iron pin 4 feet southwest of the southwest wall of the Bourbon (brick| Warehouse; thence parallel to and four feet from the aforesaid wall S 28(degrees) 52' E. 184.57 feet to an iron pin in the Louisville and Nashville Railroad West right-of-way; thence with said west right-of-way for two calls, S 30(degrees) 58' W
          390.2 feet to an iron pin and S 31(degrees) 19' W 340.05 feet to an iron pin, corner to property owned by the Louisville and Nashville Railroad thence with the aforesaid railroad property for two calls, N 29(degrees) 15' W 136.85 feet to an iron pin and S 31(degrees) [sic] feet to an iron fence post corner to Lot [sic] of the Fairground Addition as recorded in Deed Book 89 Page 488 in the Bourbon County Clerk's Office; thence the line of the aforesaid Lot 14, N 55(degrees) 53' W 97.26 feet to an iron fence post in the southeast property line of Brent Street; thence with the property line of Brent Street for two calls, N 33(degrees) 42 1/2' W 121.73 feet to a corner of Lots 10 and 11 of the aforementioned Fairgrounds Addition; thence with the line of the aforementioned Lots 10 and 11, N 51(degrees) 43' E 150 feet; thence with the rear line of the aforementioned Lot 10, N 29(degrees) 15' W 11.53 feet to the fence on the southeast side of North Clifton Street Extended; thence with the aforementioned fence and its line extended N 51o 43' E 297.57 feet, thence N 29(degrees) 53 1/2' W 66.65 feet to a concrete nail in the paving where North Clifton Street Extended comes into Hansley Street; thence N 60(degrees) 01 1/2' E parallel to and thirty feet southeast of the southeast wall of the Paris (brick) Warehouse, now Central District Warehousing Corporation, 161.61 feet to an iron pin; thence N 30(degrees) 11' W parallel to and four feet northeast of the northeast wall of the aforementioned warehouse 115.21 feet to an iron pin thence N 63(degrees) 23' E 183.76 feet to the beginning and containing 4.316 acres.

                                    Exhibit B

                               LEASEHOLD EXCEPTION

     There is excepted and reserved to Lessors, their heirs and assigns, from the demised premises as described in the lease to which this Exhibit is attached, the area outlined in red hereon with the rights appurtenant thereto, which include:

     1.   The existing boiler house,

     2.   The existing smokestack,

     3. Three feet of land outside the exterior walls of the boiler house and smokestack,

     4. A ten foot easement (to be located by Lessors so as not to interfere with Lessee's operations) from the existing boiler house to the property line for underground pipes and conduits,

     5.   Right of access to the area reserved, and

     6.   Necessary easements for utilities to the area reserved.

     Lessors shall have the right to remove the machinery and equipment from the existing boiler house and, as well, to demolish and remove the existing boiler house building and the existing smokestack.